                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 Schedule 13-D

                   Under the Securities Exchange Act of 1934

                            PAULEY PETROLEUM INC.
                            ----------------------
                               (Name of Issuer)

                                 COMMON STOCK
                                 ------------
                        (Title of Class of Securities)

                                 703674-10-1
                                 ------------
                                (CUSIP Number)

                   Robert O. Anderson, Chairman of the Board
                             Pauley Petroleum Inc.
            10000 Santa Monica Blvd., Los Angeles, California 90067
           ---------------------------------------------------------
           (Person Authorized to Receive Notices and Communications)

                                January 19, 1988
                                ----------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-I(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

                              Page 1 of 171 Pages

CUSIP No. 703674-10-1                           Page 2 of 171 Pages

CONTROL GROUP MEMBER I

Response to Question  1:  The Hondo Company
Response to Question  2:  N/A
Response to Question  3:  SEC USE ONLY
Response to Question  4:  BK
Response to Question  5:  N/A
Response to Question  6:  New Mexico
Response to Question  7:  10,471,000
Response to Question  8:  0
Response to Question  9:  10,471,000
Response to Question 10:  0
Response to Question 11:  10,471,000
Response to Question 12:  N/A
Response to Question 13:  80%
Response to Question 14:  CO

CUSIP No. 703674-10-1                                 Page 3 of 171 Pages

CONTROL GROUP MEMBER II

Response to Question  1:  Robert O. Anderson
Response to Question  2:  N/A
Response to Question  3:  SEC USE ONLY
Response to Question  4:  BK
Response to Question  5:  N/A
Response to Question  6:  United States
Response to Question  7:  0
Response to Question  8:  10,471,000
Response to Question  9:  0
Response to Question 10:  10,471,000
Response to Question 11:  10,471,000
Response to Question 12:  N/A
Response to Question 13:  80%
Response to Question 14:  IN

CUSIP No. 703674-10-1                                 Page 4 of 171 Pages

CONTROL GROUP MEMBER III

Response to Question  1:  Lonrho, Inc.
Response to Question  2:  N/A
Response to Question  3:  SEC USE ONLY
Response to Question  4:  BK
Response to Question  5:  N/A
Response to Question  6:  Delaware
Delaware to Question  7:  0
Response to Question  8:  10,471,000
Response to Question  9:  0
Response to Question 10:  10,471,000
Response to Question 11:  10,471,000
Response to Question 12:  N/A
Response to Question 13:  80%
Response to Question 14:  CO

CUSIP No. 703674-10-1                                Page 5 of 15 Pages

CONTROL GROUP MEMBER IV

Response to Question  1:  Lonrho Plc
Response to Question  2:  N/A
Response to Question  3:  SEC USE ONLY
Response to Question  4:  BK
Response to Question  5:  N/A
Response to Question  6:  Great Britain
Delaware to Question  7:  0
Response to Question  8:  10,471,000
Response to Question  9:  0
Response to Question 10:  10,471,000
Response to Question 11:  10,471,000
Response to Question 12:  N/A
Response to Question 13:  80%
Response to Question 14:  CO

Item 1.   Security and Issuer.
          --------------------

          Common Stock, $1 par value (the "Common Stock")
          Pauley Petroleum Inc. ("Pauley")
          10000 Santa Monica Blvd.
          Los Angeles, California 90067

Item 2.   Identity and Background.
          ------------------------

          This statement is being filed by The Hondo Company, a New Mexico corporation ("Hondo"), whose principal business and office address is 410 East College Blvd., Roswell, New Mexico 88201. The principal business of Hondo is the ownership and operation of ranch and farm properties in the southwestern part of the United States, the ownership and operation of a registered cattle enterprise and oil and gas exploration, development and production and the marketing of crude oil and natural gas. Additional description of the principal business of Hondo and Hondo Oil & Gas Company ("Hondo Oil & Gas") and the exchange transaction between Hondo, Hondo Oil & Gas and Pauley is incorporated herein by reference to the information under the captions "Summary of Terms of the Exchange," "Conduct of Business After the Exchange," "Change in Control of Pauley," "Acquisition of Additional Pauley Shares" and "Business of Hondo Oil & Gas" in Pauley's Notice of Special Meeting and Proxy Statement (the "Proxy Materials"), a copy of which is attached hereto as Exhibit A.

          The executive officers and directors of Hondo and their residence or business addresses and positions are as follows:

          Robert O. Anderson
          Co-Chairman, Director, President
          The Hondo Company
          410 East College Boulevard
          Roswell, New Mexico 88201

          Robert B. Anderson
          Director, Vice President
          The Hondo Company
          410 East College Boulevard
          Roswell, New Mexico 88201

          W. Phelps Anderson
          Director, Vice President
          The Hondo Company
          410 East College Boulevard
          Roswell, New Mexico 88201

          R. W. Rowland
          Co-Chairman, Director
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London EC2V 6BL
          United Kingdom

          P.G.B. Spicer
          Director
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London EC2V 6BL
          United Kingdom

          R. E. Whitten
          Director
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London EC2V 6BL
          United Kingdom

          Richard W. Reese
          Vice President
          The Hondo Company
          410 East College Boulevard
          Roswell, New Mexico 88201

          A. Wayne Davenport
          Vice President
          The Hondo Company
          410 East College Boulevard
          Roswell, New Mexico 88201

          S. H. Cavin
          Secretary
          The Hondo Company
          410 East College Blvd.
          Roswell, New Mexico 88201

          All of the executive officers and directors of Hondo are citizens of the United States, except for Messrs. Rowland, Spicer Whitten who are citizens of the United Kingdom. The shareholders of Hondo and their approximate respective percentages of ownership of Hondo as of January 19, 1988 are set forth below:

                                           Percentage
                                           of Hondo
       Hondo Shareholders                 Common Stock
       ------------------                 ------------
       Robert O. Anderson                       40.002%
       Robert B. Anderson                        5.005
       W. Phelps Anderson                        5.005
       Lonrho, Inc.                             49.988

Robert O. Anderson is the father of Robert B. Anderson and W. Phelps Anderson. Lonrho, Inc., a Delaware corporation, is an indirect, wholly owned subsidiary of Lonrho Plc, a public company registered in England and listed on the London and Tokyo stock exchanges. Lonrho Plc and its subsidiaries are engaged in a variety of activities, including mining, agriculture, motor vehicle and agricultural equipment distribution, manufacturing, freight forwarding and warehousing, printing and publishing and the ownership and management of property and hotels. The principal business and office address of Lonrho, Inc. is: 805 3rd Avenue, New York, New York 10022. The principal business and office address of Lonrho Plc is: Cheapside House, 138 Cheapside, London, England EC2V 6BL.

          All of the shareholders of Hondo are parties to a Shareholders' Agreement governing the transfer and voting of their shares and the election of directors. Further description of the shareholders of Hondo and the Shareholders' Agreement to which they are parties is hereby incorporated herein by reference to the information under the caption "Change in the Control of Pauley" in the Proxy Statement attached hereto as Exhibit A.

          The executive officers and directors of Lonrho, Inc. and their residence or business address and positions are as follows:

          John F. Price
          President and Director
          Lonrho, Inc.
          805 3rd Avenue
          New York, New York 10022

          Steven A. Winsor
          Lonrho, Inc.
          805 3rd Avenue
          New York, New York  10022

          Rudolph H. Funke
          Secretary
          Lonrho, Inc.
          805 3rd Avenue
          New York, New York 10033

          R. W. Rowland
          Director
          Lonrho, Inc.
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          R. E. Whitten
          Director
          Lonrho, Inc.
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          R. F. Dunlop
          Director
          Lonrho, Inc.
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          Messrs Winsor and Funke are citizens of the United States. All other executive officers and directors of Lonrho, Inc. are citizens of the United Kingdom.

          The executive officers and directors of Lonrho Plc and their residence or business address and positions are as follows:

          The Rt. Hon. Lord Duncan-Sandys
          President
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          The Rt. Hon. Sir Edward du Cann
          Chairman
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England  EC2V 6BL

          A. H. Ball
          Deputy Chairman
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          R. W. Rowland
          Managing Director and Chief Executive
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          R. G. Badger
          Director
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          R. F. Dunlop
          Director
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          N. Kruger
          Director
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          M.J.J.R. Leclezio
          Director
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          T. J. Robinson
          Director
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England  EC2V 6BL

          R.G.B. Spicer
          Director
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          P. M. Tarsh
          Director
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          R. E. Whitten
          Director
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          Sir Peter W. Youens
          Director
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          M. J. Pearce
          Group Secretary
          Lonrho Plc
          Cheapside House
          138 Cheapside
          London, England EC2V 6BL

          Mr. Kruger is a citizen if Zimbabwe and Mr. Leclezio is a citizen of Mauritius. All other executive officers and directors of Lonrho Plc are citizens of the United Kingdom.

          None of the persons identified in this Item has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the last five years or has been during the last five years a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding were or are subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 3.    Source and Amount Of Funds or Other Consideration.
           --------------------------------------------------

          Hondo made the following purchases of Pauley common stock in the open market on the dates and at the prices indicated below:

                                      Acquisition Price
Date          Shares Acquired             Per Share
- ----          ---------------         -----------------
12/21/87          5,600                    $14.50
12/22/87          5,800                    $16.50
12/23/87         32,900                    $17.00
12/23/87         10,900                    $18.00
12/24/87          1,300                    $17.25
12/28/87          2,200                    $17.625
12/29/87          2,200                    $16.50
12/30/87          2,200                    $17.00
12/31/87          6,100                    $16.65
1/4/88            2,300                    $17.31
1/5/88           12,300                    $17.77
1/6/88           18,800                    $17.55
1/7/88           11,300                    $17.50
1/7/88              200                    $17.375
1/8/88            6,900                    $18.00

     In addition, Hondo purchased 350,000 shares of Pauley common stock from William R. Pagen under a Stock Purchase and Option Agreement executed by Mr. Pagen on January 19, 1988 and dated as of December 14, 1987 (the "Stock Purchase and Option Agreement"). These shares were purchased on January 19, 1988 at a purchase price of $20 per share, as provided in the Stock Purchase and Option Agreement. Under the Stock Purchase and Option Agreement, Mr. Pagen also granted Hondo an option to purchase up to an additional 121,000 shares. This option expired unexercised on January 19, 1988 following the consummation of the Exchange pursuant to the Exchange Agreement described below. The terms of the Stock Purchase and Option Agreement are incorporated herein by reference to the copy thereof attached as Exhibit B.

     Pursuant to an Exchange Agreement dated as of October 28, 1987 among Hondo, Hondo Oil & Gas and Pauley (the "Exchange Agreement"), on January 19, 1988, Pauley issued 10,000,000 shares of its common stock to Hondo in exchange for Hondo's transfer to Pauley of all of the outstanding stock of Hondo Oil & Gas. Additional terms of the Exchange Agreement are incorporated herein by reference to the copy thereof attached as Exhibit A to the proxy Materials attached hereto as Exhibit A.

     Hondo used funds borrowed from Union Bank under a Credit Agreement dated January 12, 1988 for the purchases of Pauley common stock on the open market and from Mr. Pagen. Robert O. Anderson, Lonrho, Inc. and Lonrho Plc have guaranteed the obligations of Hondo under this Credit Agreement. The terms of this Credit Agreement, the guaranty by Robert O. Anderson and the guaranty by Lonrho, Inc. and Lonrho Plc are hereby incorporated herein by reference to the copies thereof attached hereto as Exhibits C, D and E, respectively.

Item 4.    Purpose of Transaction.
           -----------------------

     Hondo was issued 10,000,000 shares pursuant to the Exchange Agreement in exchange for its transfer to Pauley of all of the capital stock of Hondo Oil & Gas. Prior to the consummation of the exchange transaction under the Exchange Agreement, Hondo acquired a total of 471,000 shares of Pauley common stock on the open market and from William R. Pagen so that, upon consummation of the exchange transaction, Hondo would own at least 80% of the issued and outstanding shares of Pauley, thereby allowing Hondo, Hondo Oil & Gas and Pauley to file consolidated federal income tax returns.

          (a) Hondo currently has no plans or proposals relating to or resulting in the acquisition by any person of additional securities of Pauley, or the disposition of securities of Pauley.

          (b) Hondo currently has no plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Pauley or any of its subsidiaries except those contemplated under the Exchange Agreement and which were consummated on January 19, 1988.

          (c) Hondo currently has no plans or proposals which relate to or would result in a sale or transfer of a material amount of assets of Pauley or any of its subsidiaries.

          (d) Following the consummation of the Exchange described in the Exchange Agreement, three directors of Pauley resigned and seven new directors were appointed to fill the vacancies created by these resignations and by the increase in the size of the Board from five members to nine. Additional information on the change in the composition of the Board of Directors and the persons appointed as directors of Pauley following the Exchange is hereby incorporated herein by reference to the information under the caption "Change in Composition of Board of Directors of Pauley" in the Proxy Materials attached hereto as Exhibit A.

          (e) Hondo currently has no plans or proposals which relate to or would result in any material change in the present capitalization or dividend policy of Pauley.

          (f) Hondo currently has no plans or proposals which relate to or would result in any other material change in Pauley's business or corporate structure.

          (g) Concurrently with approval of the Exchange Agreement at a special meeting of Pauley's shareholders on January 19, 1988, Pauley's shareholders approved an amendment to the Certificate of Incorporation of Pauley increasing the authorized number of shares of common stock to 30,000,000 and increasing the authorized number of shares of preferred stock to 10,000,000. No plans are currently contemplated to use such increased capitalization to impede the acquisition of control of Pauley by another person.

          (h) Hondo currently has no plans or proposals which relate to or would result in causing a class of securities of Pauley to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association.

          (i) Hondo currently has no plans or proposals which relate to or would result in a class of securities of Pauley becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934.

          (j) Hondo currently has no plans or proposals which relate to or would result in any action similar to any of those enumerated above.

Item 5.    Interest in Securities of the Issuer.
           -------------------------------------

          (a) Hondo beneficially owns 10,471,000 shares of Pauley common stock or approximately 80% of the outstanding shares of Pauley common stock based on the 12,909,792 shares of common stock issued and outstanding on January 19, 1988.

          By virtue of their shareholdings in Hondo, Robert O. Anderson, Lonrho, Inc. and indirectly, Lonrho Plc may be deemed to have beneficial ownership of the shares of Pauley common stock owned by Hondo.

          None of the other persons named in Item 2 beneficially owns any shares of Pauley common stock.

          (b) Hondo has the sole power to vote, and to dispose of and direct the disposition of, all 10,471,000 shares of Pauley common stock currently owned by it.

          By virtue of their shareholdings in Hondo, Robert O. Anderson, Lonrho, Inc. and indirectly, Lonrho Plc may be deemed to have shared voting power and shared dispositive power as to the shares of Pauley common stock owned by Hondo.

          (c) Hondo made the following purchases of Pauley common stock in the open market on the dates and at the prices indicated below:

                                     Acquisition Price
       Date        Shares Acquired       Per Share
       ----        ---------------   -----------------

     12/21/87           5,600              $14.50
     12/22/87           5,800              $16.50
     12/23/87          32,900              $17.00

12/23/87      10,900        $18.00
12/24/87       1,300        $17.25
12/28/87       2,200        $17.625
12/29/87       2,200        $16.50
12/30/87       2,200        $17.00
12/31/87       6,100        $16.65
1/4/88         2,300        $17.31
1/5/88        12,300        $17.77
1/6/88        18,800        $17.55
1/7/88        11,300        $17.50
1/7/88           200        $17.375
1/8/88         6,900        $18.00

     Hondo purchased 350,000 shares of Pauley common stock from William R. Pagen under a Stock Purchase and Option Agreement dated as of December 14, 1987 and executed by Mr. Pagen on January 19, 1988. These shares were purchased on January 19, 1988 at a purchase price of $20 per share, as provided in the Stock Purchase and Option Agreement. Under the Stock Purchase and Option Agreement, Mr. Pagen also granted Hondo an option to purchase up to an additional 121,000 shares. This option expired on January 19, 1988 following the consummation of the Exchange under the Exchange Agreement described below. The terms of the Stock Purchase and Option Agreement are incorporated herein by reference to the copy thereof attached hereto as Exhibit B.

     Pursuant to an Exchange Agreement dated as of October 28, 1987 among Hondo, Hondo Oil & Gas and Pauley, on January 19, 1988. Pauley issued 10,000,000 shares of its common stock to Hondo in exchange for Hondo's transfer to Pauley of all of the outstanding stock of Hondo Oil & Gas. Additional terms of the Exchange Agreement are incorporated herein by reference to the copy thereof attached hereto as Exhibit A to the Proxy Materials attached hereto as Exhibit A.

          (d) Hondo has no knowledge of any other person having the right to receive or direct the receipt of dividends from, or the proceeds from the sale of, Pauley's common stock.

          (e) Not applicable.

Item 6.  Contracts, Arrangements, Understandings or
         ------------------------------------------
         Relationships With Respect to Securities of The Issuer.
         ------------------------------------------------------

     Hondo, Hondo Oil & Gas and Pauley entered into an Exchange Agreement pursuant to which Pauley issued to Hondo 10,000,000 shares of its common stock. The terms of the Exchange Agreement are incorporated herein by reference to the copy thereof attached as Exhibit A to the Proxy Materials which are attached hereto as Exhibit A. Hondo entered into a Stock Purchase and Option Agreement with William R. Pagen pursuant to which Hondo purchased 350,000 shares from Mr. Pagen. The terms of the Stock Purchase and Option Agreement are incorporated herein by reference to the copy thereof attached hereto as Exhibit B.

Item 7.    Material to be filed as Exhibits.
           --------------------------------

Exhibit Number        Description
- --------------        -----------

      A Notice of Special Meeting and Proxy statement mailed to Pauley's shareholders on December 14, 1987, including as Exhibit A thereto the Exchange Agreement dated as of October 28, 1987 among Hondo, Hondo Oil & Gas and Pauley

      B               Stock Purchase and Option Agreement dated as of December
                      14, 1987 by William R. Pagen in favor of Hondo

      C               Credit Agreement dated January 12, 1988 between Hondo and
                      Union Bank

      D Guaranty of Robert O. Anderson dated January 12, 1988 in favor of Union Bank

      E               Guaranty of Lonrho Plc and Lonrho, Inc. dated January 12,
                      1988 in favor of Union Bank

Signature
- ---------

          After reasonable inquiry and to the best of their knowledge and belief, the undersigned certify that the information set forth in this Schedule 13-D is true, complete and correct.

January 19, 1988                            THE HONDO COMPANY

                                            By  ROBERT B. ANDERSON
                                              ---------------------------------
                                                Name:  Robert B. Anderson
                                                Title: Vice President

                                                ROBERT O. ANDERSON
                                              ---------------------------------
                                                Robert O. Anderson

                                           LONRHO, INC.

                                           By  R. E. WHITTEN
                                             ----------------------------------
                                               Name:  R. Whitten
                                               Title: Director

                                           LONRHO PLC

                                           By  R. E. WHITTEN
                                             ----------------------------------
                                               Name:  R. Whitten
                                               Title: Director

                                 EXHIBIT INDEX

                                                       Sequentially
Exhibit                                                 Paginated
Number              Description                        Page Number
- -------             -----------                        ------------
   A         Notice of Special Meeting and
             Proxy Statement mailed to Pauley's
             shareholders on December 14, 1987,
             including as Exhibit A thereto the
             Exchange Agreement dated as of
             October 20, 1987 among Hondo,
             Hondo Oil & Gas and Pauley

   B         Stock Purchase and Option Agreement
             dated as of December 14, 1987 by
             William R. Pagen in favor of Hondo

   C         Credit Agreement dated January 12,
             1988 between Hondo and Union Bank

   D         Guaranty of Robert O. Anderson dated
             January 12, 1988 in favor of Union
             Bank

   E         Guaranty of Lonrho Plc and Lonrho, Inc.
             dated January 12, 1988 in favor of
             Union Bank

                       PAGES 19 THROUGH 171 ARE EXHIBITS




                                       19